Exhibit 10.6
Executive Form (2018)

FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE

AMENDED AND RESTATED EMPLOYEE AND DIRECTOR

INCENTIVE RESTRICTED SHARE PLAN OF

HOSPITALITY INVESTORS TRUST, INC.
THIS AGREEMENT (this “Agreement”) is made as of [________] (the “Grant Date”), by and between Hospitality Investors Trust, Inc., a Maryland corporation with its principal office at 3950 University Drive, Fairfax, Virginia 22030 (the “Company”), and [___________] (the “Participant”).
WHEREAS, the Board of Directors of the Company (the “Board”) adopted the Employee and Director Incentive Restricted Share Plan of Hospitality Investors Trust, Inc. (as amended and/or restated from time to time, the “Plan”);
WHEREAS, the Plan provides that the Company, through the Committee, has the ability to grant awards of restricted share units to directors, officers, employees and certain consultants or entities, in each case, that are employed by or provide services to the Company or any Affiliate of the Company; and
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Committee has determined that the Participant shall be awarded restricted share units in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1.Award of Restricted Share Units. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby grants to the Participant an award consisting of [________] restricted share units (the “Restricted Share Units”) in respect of shares of common stock of the Company, $0.01 par value per share (“Shares”).
2.    Vesting. Subject to the terms of the Plan and this Agreement, except as provided in Section 4 of this Agreement, the Restricted Share Units shall vest as follows:
(a)    The Restricted Share Units shall vest in equal annual installments on each of the first four (4) anniversaries of the Grant Date (each of the first through fourth anniversaries, a “Vesting Date”); provided that the Participant has not experienced a Termination prior to each applicable Vesting Date.
(b)    There shall be no proportionate or partial vesting in the periods prior to each Vesting Date.

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3.    Settlement. Subject to Section 6 hereof, to the extent vested, the Restricted Share Units shall be settled in Shares on the earliest of: (a) the date of the Participant’s Termination; (b) a Section 409A Change in Control Event (as defined below); or (c) the calendar year in which the third (3rd) anniversary of each applicable Vesting Date occurs. For purposes of this Agreement, a “409A Change in Control Event” shall mean a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.
4.    Termination. In the event of the Participant’s Termination, the following shall apply to the Restricted Share Units:
(a)    Termination by the Company without Cause; Termination by the Participant for Good Reason; Termination Upon Expiration Following Non-Renewal of the Employment Agreement by the Company. If the Participant experiences a Termination (i) by the Company without Cause (as defined in the Participant’s employment agreement with the Company dated as of March 31, 2017 (as amended and/or restated, the “Employment Agreement”)), (ii) by the Participant for Good Reason (as defined in the Employment Agreement) or (iii) upon expiration of the Employment Term (as defined in the Employment Agreement) following non-renewal by the Company, any unvested Restricted Share Units shall immediately vest and no longer be subject to forfeiture as of the date of the Termination.
(b)    Termination as a result of the Participant’s Death or Disability. If the Participant experiences a Termination as a result of the Participant’s death or Disability (as defined in the Employment Agreement), any unvested Restricted Share Units that would have become vested within the one-year period beginning on the date of Termination and ending on the first anniversary of the date of Termination if the Participant had continued to be employed by the Company during such period shall immediately vest and no longer be subject to forfeiture as of the date of the Termination. Any outstanding Restricted Share Units that do not become vested pursuant to the preceding sentence shall be immediately forfeited and cancelled as of the date of Termination, without any further action on the part of the Company or the Participant.
(c)    All Other Terminations. If the Participant experiences a Termination for any reason other than those set forth in Section 4(a) and (b), any Restricted Share Units that have not yet vested shall be immediately forfeited and cancelled as of the date of Termination, without any further action on the part of the Company or the Participant.

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5.    Rights as a Holder of Restricted Share Units. The Company shall record in its books and records the number of Restricted Share Units granted to the Participant. No Shares shall be issued to the Participant at the time the grant is made and, except as set forth in this Section 5, the Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Share Units, unless and until paid in Shares; provided, however, that, to the extent the Company issues a dividend in the form of Shares or other property, the Participant shall have the rights to dividend equivalents as provided in Section 5.3(c) of the Plan. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Agreement.
6.    Tax Withholding. To the extent applicable, the Participant shall be subject to the provisions of Section 12 of the Plan with respect to any withholding or other tax obligations in connection with the grant, vesting or settlement of the Restricted Share Units or otherwise in connection with this Agreement. In the event that any tax withholding or other tax obligations in respect of the Restricted Share Units (whether in connection with vesting, settlement or otherwise) are triggered prior to (a) a Change in Control, (b) a public listing of the Shares on a national securities exchange or (c) Brookfield’s ceasing to be an Affiliate of the Company, then the Participant may elect for such tax withholding or other tax obligations to be effectuated by the Company withholding a number of Shares otherwise deliverable to the Participant with respect to the settlement of the Restricted Share Units having a Fair Market Value equal to the amount of such tax withholding obligations. The Company’s obligation to deliver Shares to the Participant upon settlement of the Restricted Share Units is subject to the satisfaction of any and all applicable federal, state and local income and employment tax withholding requirements.
7.    No Obligation to Continue Employment. This Agreement is not an agreement of employment or service. Neither the execution of this Agreement nor the issuance of the Restricted Share Units hereunder constitute an agreement by the Company to continue to engage the Participant as an employee during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any Restricted Share Units are outstanding, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s service or compensation.
8.    Restrictions on Transfer. Except as provided in this Agreement or the Plan, the Participant may not sell, transfer, hypothecate, pledge, or assign any Restricted Share Units or any rights or interest therein, including without limitation any rights under this Agreement or, prior to settlement under Section 3, any Shares payable in respect of any Restricted Share Units. In addition, the Participant may not sell, transfer, hypothecate, pledge or assign any Restricted Share Units or any Shares delivered in connection with settlement of the Restricted Share Units during the time that Brookfield remains an Affiliate of the Company. Any attempted sale, assignment, transfer, pledge, exchange, encumbrance, hypothecation or other disposition of the Restricted Share Units or any Shares paid or payable in respect of any Restricted Share Units in violation of the Plan or this Agreement will be void and of no effect and the Company will have the right to disregard the same on its books and records.
9.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which

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such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of any Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, will do by virtue hereof. Nevertheless, the Participant will, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
10.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b)    This award of Restricted Share Units shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Share Units, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(d)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract. One or more counterparts of this Agreement may be delivered by facsimile or scanned electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.
(e)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f)    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

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(g)    All notices, consents, requests, approvals, instructions and other communications provided for herein will be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, addressed, in the case of the Company to the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Participant, at the address most recently on file with the Company, or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Hospitality Investors Trust, Inc. at 3950 University Drive, Fairfax, Virginia 22030, Attn: Chief Financial Officer.
(h)    This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
11.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
12.    Section 409A. This Agreement and the Restricted Share Units granted hereunder are intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the Restricted Share Units provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. To the extent any payments provided for under this Agreement are treated as “nonqualified deferred compensation” subject to Section 409A of the Code, (a) if on the date of the Participant’s separation from service (as defined in Treasury Regulation §1.409A-1(h)) with the Company, the Participant is a specified employee (as defined in Section 409A of the Code and Treasury Regulation §1.409A-1(i)), no payment constituting the “deferral of compensation” within the meaning of Treasury Regulation §1.409A-1(b) and after application of the exemptions provided in Treasury Regulation §§1.409A-1(b)(4) and 1.409A-1(b)(9)(iii) shall be made to the Participant at any time prior to the earlier of (i) the expiration of the six (6) month period following the Participant’s separation from service or (ii) the Participant’s death, and any such amounts deferred during such applicable period

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shall instead be paid in a lump sum to the Participant (or, if applicable, to the Participant’s estate) on the first payroll payment date following expiration of such six (6) month period or, if applicable, the Participant’s death, and (b) for purposes of conforming this Agreement to Section 409A of the Code, any reference to termination of employment, severance from employment, resignation from employment or similar terms shall mean and be interpreted as a “separation from service” as defined in Treasury Regulation §1.409A-1(h).
[signature page(s) follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
HOSPITALITY INVESTORS TRUST, INC.

By:	__________________________________ Name: Title:
Participant
____________________________________
(Signature)

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